UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2012

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2012, Active Power, Inc. (the “Company”) entered into the Second Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Amendment”) which amends the Second Amended and Restated Loan and Security Agreement, dated as of August 5, 2010, by and between the Company and Silicon Valley Bank.

Pursuant to the Amendment, the maturity date of the loan facility was extended by two years, to August 5, 2014, unless earlier terminated by the Company, subject to any then applicable early termination fee.  The Amendment further provides for, among other things, (i) adding a $1.5 million sublimit under the borrowing base formula for 91-120 day aged accounts receivable, (ii) removing eligible purchase orders from the borrowing base formula, and (iii) removing sublimits providing for the issuance of letters of credit and cash management services.  Additionally, pursuant to the Amendment, the definition of “Streamline Period” was amended such that the Company will be deemed to be in a Streamline Period in the event that it has a liquidity ratio of greater than or equal to 1.75:1.00 at all times for at least 60 consecutive days; provided that a Streamline Period will automatically be in effect if the Company achieves such liquidity ratio as a result of the sale of its equity securities.

Further, the Amendment provides for, among other things, (i) amending the finance charge on each eligible account financed by Silicon Valley Bank to a per annum rate equal to Silicon Valley Bank’s prime rate, subject to a minimum prime rate of four percent (4.00%), plus (a) one and one-quarter percent (1.25%) when the Company is in a Streamline Period or (b) one and three-quarters percent (1.75%) for eligible accounts (other than eligible 91-120 day aged accounts) and two percent (2.00%) for eligible 91-120 day aged accounts when the Company is not in a Streamline Period, and (ii) reducing the interest rate upon which each inventory advance accrues interest such that each advance based upon inventory accrues interest at a per annum rate equal to Silicon Valley Bank’s prime rate, subject to a minimum prime rate of four percent (4.00%), plus (a) one and one-quarter percent (1.25%) when the Company is in a Streamline Period or (b) three and one half percent (3.50%) when the Company is not in a Streamline Period.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: August 15, 2012	By:	/s/ John Penver
John Penver Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated August 15, 2012.